UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2007

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01                                             Material Definitive Agreement

On October 9, 2007, Walter Industries, Inc. (the “Company”) entered into Amendment No. 4 (the “Fourth Amendment”) to its Credit Agreement dated October 3, 2005 by and among the Company, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents and the other lenders signatory thereto. The Fourth Amendment substantially increases the capital expenditure limitation covenants contained in the Credit Agreement to accommodate the Company’s growth plan in its natural resources business. The increased limitations are as set forth in the Fourth Amendment attached to this Current Report as Exhibit 10.11.4.

Item 9.01                                             Financial Statements and Exhibits

The following exhibit is filed herewith:

(d)                                                                                 Exhibit

10.11.4                    Amendment No. 4 to Credit Agreement dated as of October 9, 2007 to the Credit Agreement dated October 3, 2005 by and among the Company, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents and the other lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Catherine C. Bona
	Title:	Catherine C. Bona
Vice President, Asst. General Counsel
and Secretary

Date: October 15, 2007